Exhibit 10.104

SECOND AMENDMENT

to the

FEDEX OFFICE AND PRINT SERVICES, INC.

SUPPLEMENTAL RETIREMENT PLAN

As Amended and Restated Effective January 1, 2020

THIS AMENDMENT to the FedEx Office and Print Services, Inc. Supplemental Retirement Plan (the “Plan”) is made by the Employer, pursuant to its authority to amend the Plan as provided in Section 7.8;

WHEREAS, in connection with a change in administrator of the Plan, the Employer deems it advisable to amend the Plan to reflect a different interest crediting methodology; and

NOW, THEREFORE, Section 3.4 of the Plan is amended to read as follows:

3.4 Interest. As of the last day of each quarter, interest shall be credited to each Participant’s Account. The amount of such interest shall be determined by multiplying the Participant’s average Account balance, excluding any interest accrued during the current Plan Year, for such quarter by the Sponsor’s lowest available credit facility lending rate in effect on December 19, or the nearest business day to December 19, of the Plan Year preceding the Plan Year for which interest is credited. Notwithstanding the foregoing, effective August 1, 2022, interest shall be credited daily rather than on a quarterly basis.

IN WITNESS WHEREOF, the undersigned duly authorized Officer of the Employer has caused this Plan amendment to be adopted as of the date below, and effective as of August 1, 2022, by affixing her signature hereto.

FEDEX OFFICE AND PRINT SERVICES, INC.

Signed:	/s/ Tracy B. Brightman

Name:	Tracy B. Brightman

Title:	General Counsel, Senior Vice President Human Resources and Legal

Date:	June 20, 2022